DISTRIBUTION AGREEMENT

Distribution Agreement (the "Agreement") made as of February 28, 1997 between THIRD AVENUE TRUST, a Delaware trust (the "Trust") on behalf of the Third Avenue Value Fund series of the Trust (the "Fund"), and M.J. WHITMAN, INC., a New York corporation (the "Distributor").

RECITALS

1. The Trust is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as an open-end management investment company and it is affirmatively in the interest of the Fund to offer its shares for sales continuously.

2. The Distributor is a broker-dealer registered under the Securities Exchange Act of 1934, as amended.

3. The Fund and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of the Fund's Common Stock $.001 par value (the "shares") in order to assist in the sale and distribution of shares of the Fund.

In consideration of the promises and the covenants hereinafter contained, the Fund and the Distributor hereby agree as follows:

1. Appointment of the Distributor. The Fund hereby appoints the Distributor as agent for the Fund, to assist in the sale and distribution of shares of the Fund to the public, upon the terms and conditions and during the term of this Agreement, and the Distributor hereby accepts such appointment and agrees to act hereunder.

2. Nature of Duties. The Distributor shall (i) assist in the sale and distribution of the Fund's shares and (ii) qualify and maintain the qualification as a broker-dealer in such states where shares of the Fund are registered for sale.

3. Sale of Shares of the Fund.

3.1. The Distributor will have the right to sell on behalf of the Fund, as its agent, any shares needed but not more than the shares needed (except for clerical errors in transmission) to fill unconditional orders for shares of the Fund placed with the Distributor by investors. The Distributor agrees that the Fund shall receive 100% of the net asset value, determined as set forth in the Prospectus, for all shares sold by the Distributor.

3.2. The shares are to be sold by or through the Distributor to investors at a price per share ("offering price") equal to the sum of the net asset value per share determined as set forth in the Prospectus.

3.3. The Fund shall have the right to suspend the sale of shares at times when redemption is suspended pursuant to the conditions set forth in subsection 4.2. The Fund shall also have the right to suspend the sale of shares if a banking moratorium shall have been declared by federal or New York authorities, if there shall have been some other event, that, in the judgment of the Trustees of the Fund makes it impracticable or inadvisable to sell shares, or if in the judgment of the Trustees, the suspension of the sale of shares is in the best interests of the Fund.

3.4. The Fund, or any agent of the Fund designated in writing by the Fund, shall be promptly advised of all purchase orders for shares received by the Distributor. Any order may be rejected by the Fund for any reason whatsoever. The Fund (or its agent) will confirm orders upon their receipt, will make appropriate book entries and upon receipt by the Fund (or its agent) of payment therefore, will deliver deposit receipts or certificates for such shares pursuant to the instructions of the Distributor. Payment shall be made to the Fund in New York Clearing House funds, or by federal funds wire, cashiers check or certified check. The Distributor agrees to cause such payment and such instructions to be delivered promptly to the Fund (or its agent).

4. Repurchase or Redemption of Shares of the Fund.

4.1. Any of the outstanding shares may be tendered for redemption at any time, and the Fund agrees to repurchase or redeem the shares so tendered in accordance with its obligations set forth in Article IX of the Trust Instrument of the Trust, as amended from time to time, and the applicable provision set forth in the Prospectus.

4.2. Redemption of shares or payment may be suspended: 1) at times when the New York Stock Exchange is closed other than customary weekend closings and holiday closings, 2) when pursuant to rules and regulations of the Securities and Exchange Commission (the "SEC"), trading on said Exchange is restricted or an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Fund fairly to determine the value of its net assets, or 3) during any other period when the SEC, by order, so permits.

5. Duties of the Fund.

5.1. The Fund shall make available to the Distributor, at the Fund's expense, such number of copies of its Prospectus, quarterly reports and annual financial statements as the Distributor shall reasonably request.

5.2. The Fund will qualify and maintain the qualifications, at the Fund's expense, of an appropriate number of its shares for sale under the securities laws of such state as selected by the Fund.

6. Duties of the Distributor.

6.1. The Distributor shall devote reasonable time and effort to effect sales of shares of the Fund, but shall not be obligated to sell any specific number of shares. The Distributor will qualify and maintain the qualifications, at the Distributor's expense, of its registration as a broker-dealer in such states where shares of the Fund are qualified for sale.

The services of the Distributor to the Fund hereunder are not to be deemed exclusive and nothing contained herein shall prevent the Distributor from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

6.2. In selling the shares of the Fund, the Distributor shall use all reasonable efforts to conform in all respects with the requirements of all federal and state laws relating to the sale of such securities. Neither the Distributor nor any other person is authorized by the Fund to give any information or to make any representations other than those contained in the Registration Statement or related Prospectus or in any sales literature specifically approved in writing by the Fund.

6.3. The Distributor shall adopt and follow procedures, as approved by the officers of the Fund, for the confirmation of sales to investors, the collection of amounts payable by investors on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the National Association of Securities Dealers, Inc. (the "NASD"), as such requirements may from time to time exist.

6.4. The Distributor warrants and represents that it is, and agrees to use all commercially reasonable efforts to remain at all times, a member in good standing of the NASD with authority to act as the Distributor.

7. Allocation of Expenses.

7.1. The Distributor shall bear all expenses incurred by it in connection with its duties and activities under this Agreement, including the costs and expenses of qualifying and maintaining the qualifications of its registration as a broker-dealer in such states where shares of the Fund are qualified for sale, preparing, printing and distributing any sales literature, advertising and other materials which it creates for its use as Distributor.

7.2. Except as provided in subsection 7.1 hereof, nothing contained in this Agreement shall be deemed or construed to impose upon the Distributor any obligation to incur, pay, or reimburse the Fund for any other costs and expenses.

7.3. The Fund shall bear the following costs and expenses related to the continuous offering of its shares, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of any required registration statements and Prospectuses under the Investment Company Act, the Securities Act, and all amendments and supplements thereto, and preparing and mailing annual and interim reports and proxy materials to shareholders (including but not limited to the expense of setting in type any such registration statements, Prospectuses, annual or interim reports or proxy materials).

7.4. Except as provided in subsection 7.3 hereof, nothing contained in this Agreement shall be deemed or construed to impose upon the Fund any obligation to incur, pay, or reimburse the Distributor for any other costs and expenses.

8. Indemnification.

8.1. The Fund agrees to indemnify, defend and hold harmless the Distributor, its officers, directors, employees, agents, and any person who controls the Distributor, if any, within the meaning of Section 15 of the Securities Act (each, an "Indemnified Distributor Party" and collectively, the "Indemnified Distributor Parties"), from and against any and all claims, demands, actions, liabilities, losses, costs and expenses (including the cost of investigating or defending same, and any reasonable attorneys' fees and expenses incurred in connection therewith) (collectively, "Liabilities") which the Indemnified Distributor Parties may incur which arise out of or are based upon (a) any untrue statement of a material fact contained in the Registration Statement, Prospectus or annual or interim report or (b) any omission to state a material fact required to be stated in any thereof or necessary to make the statements in any thereof not misleading, except insofar as such Liabilities arise out of or are based upon any such untrue statement or omission or untrue statement or omission made in reliance upon and in conformity with information furnished to the Fund in writing in connection therewith by or on behalf of the Distributor; provided, however, that the indemnity agreement in this Section 8.1 shall not inure to the benefit of any Indemnified Distributor Party unless (i) a court of competent jurisdiction shall have determined, in a final unappealable decision on the merits, that such Indemnified Distributor Party was not liable, by reason of willful misfeasance, bad faith, or gross negligence in the performance of its or his duties, or by reason of its or his reckless disregard of its or his obligations under this Agreement (collectively, "disabling conduct"), or (ii) in the absence of such a judicial decision, a reasonable determination, based upon a review of the facts, that the indemnified person was not liable by reason of disabling conduct, evidenced by either (A) the vote of a majority of trustees who are neither "interested persons" of the Fund as defined in Section 2(a) (19) of the Securities Act nor parties to the proceeding or matter in question, or
(B) the written opinion of independent legal counsel. The Fund's indemnification obligation as aforesaid is expressly conditioned upon the Fund's being promptly notified, by letter or telegram addressed to the Fund at its principal business office, of any Liability of or against any Indemnified Distributor Person. The Fund agrees promptly to notify the Distributor of the commencement of any litigation or proceeding against the Fund or any Indemnified Fund Parties (as defined below) in connection with the issue and sale of any Fund shares.

8.2. The Distributor agrees to indemnify, defend and hold harmless the Fund, its officers, directors, employees, agents and any person who controls the Fund, if any, within the meaning of Section 15 of the Securities Act (each, an "Indemnified Fund Party" and collectively, the "Indemnified Fund Parties"), from and against any and all Liabilities which the Indemnified Fund Parties may incur which arise out of or are based upon (a) any untrue statement of a material fact contained in information furnished to the Fund in writing by or on behalf of the Distributor for use in the Registration Statement or Prospectus or any omission to state a material fact in connection with such information required to be stated in the Registration Statement, Prospectus or annual or interim report or necessary to make such information not misleading; or (b) any acts or omissions by the Indemnified Distributor Parties in connection with the performance of the Distributor's obligations hereunder. The Distributor's indemnification agreement as aforesaid is expressly conditioned upon the Distributor's being promptly notified, by letter or telegram addressed to the Distributor at its principal business office, of any Liability of or against any Indemnified Distributor Party.

9. Duration and Termination of the Agreement.

9.1. This Agreement shall become effective as of the date first written above and shall remain in force from year to year thereafter, but only so long as such continuance is specifically approved at least annually by (i) the Fund's Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) by the vote of a majority of those Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting or meetings called for the purpose of voting on such approval.

9.2. This Agreement may be terminated at any time, without the payment of any penalty, by the Fund's Board of Trustees or by vote of a vote of a majority of the outstanding voting securities of the Fund, or by the Distributor, on sixty days written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

10. Definition of Certain Terms. The terms "vote of a majority of the outstanding voting securities," "assignment," "affiliated person," and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the rules and regulations of the Commission thereunder.

11. Amendments of This Agreement. This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Fund's Board of Trustees or by the vote of a majority of outstanding voting securities of the Fund and (ii) by the vote of a majority of those trustees of the Fund who are not interested persons of either party to this Agreement, cast in person at a meeting or meetings called for the purpose of voting on such approval.

12. Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York, and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act or the rules and regulations thereunder, the latter shall control.

The parties hereto have executed this Agreement as of the day and year first above written.

THIRD AVENUE TRUST, for the Third Avenue Value Fund series

By:
Name: Martin J. Whitman
Title: President


M. J. WHITMAN, INC

By:
Name: David Barse
Title: President

DISTRIBUTION AGREEMENT

Distribution Agreement (the "Agreement") made as of February 28, 1997 between THIRD AVENUE TRUST, a Delaware trust (the "Trust") on behalf of the Third Avenue Small-Cap Value Fund series of the Trust (the "Fund"), and M.J. WHITMAN, INC., a New York corporation (the "Distributor").

RECITALS

1. The Trust is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as an open-end management investment company and it is affirmatively in the interest of the Fund to offer its shares for sales continuously.

2. The Distributor is a broker-dealer registered under the Securities Exchange Act of 1934, as amended.

3. The Fund and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of the Fund's Common Stock $.001 par value (the "shares") in order to assist in the sale and distribution of shares of the Fund.

In consideration of the promises and the covenants hereinafter contained, the Fund and the Distributor hereby agree as follows:

1. Appointment of the Distributor. The Fund hereby appoints the Distributor as agent for the Fund, to assist in the sale and distribution of shares of the Fund to the public, upon the terms and conditions and during the term of this Agreement, and the Distributor hereby accepts such appointment and agrees to act hereunder.

2. Nature of Duties. The Distributor shall (i) assist in the sale and distribution of the Fund's shares and (ii) qualify and maintain the qualification as a broker-dealer in such states where shares of the Fund are registered for sale.

3. Sale of Shares of the Fund.

3.1. The Distributor will have the right to sell on behalf of the Fund, as its agent, any shares needed but not more than the shares needed (except for clerical errors in transmission) to fill unconditional orders for shares of the Fund placed with the Distributor by investors. The Distributor agrees that the Fund shall receive 100% of the net asset value, determined as set forth in the Prospectus, for all shares sold by the Distributor.

3.2. The shares are to be sold by or through the Distributor to investors at a price per share ("offering price") equal to the sum of the net asset value per share determined as set forth in the Prospectus.

3.3. The Fund shall have the right to suspend the sale of shares at times when redemption is suspended pursuant to the conditions set forth in subsection 4.2. The Fund shall also have the right to suspend the sale of shares if a banking moratorium shall have been declared by federal or New York authorities, if there shall have been some other event, that, in the judgment of the Trustees of the Fund makes it impracticable or inadvisable to sell shares, or if in the judgment of the Trustees, the suspension of the sale of shares is in the best interests of the Fund.

3.4. The Fund, or any agent of the Fund designated in writing by the Fund, shall be promptly advised of all purchase orders for shares received by the Distributor. Any order may be rejected by the Fund for any reason whatsoever. The Fund (or its agent) will confirm orders upon their receipt, will make appropriate book entries and upon receipt by the Fund (or its agent) of payment therefore, will deliver deposit receipts or certificates for such shares pursuant to the instructions of the Distributor. Payment shall be made to the Fund in New York Clearing House funds, or by federal funds wire, cashiers check or certified check. The Distributor agrees to cause such payment and such instructions to be delivered promptly to the Fund (or its agent).

4. Repurchase or Redemption of Shares of the Fund.

4.1. Any of the outstanding shares may be tendered for redemption at any time, and the Fund agrees to repurchase or redeem the shares so tendered in accordance with its obligations set forth in Article IX of the Trust Instrument of the Trust, as amended from time to time, and the applicable provision set forth in the Prospectus.

4.2. Redemption of shares or payment may be suspended: 1) at times when the New York Stock Exchange is closed other than customary weekend closings and holiday closings, 2) when pursuant to rules and regulations of the Securities and Exchange Commission (the "SEC"), trading on said Exchange is restricted or an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Fund fairly to determine the value of its net assets, or 3) during any other period when the SEC, by order, so permits.

5. Duties of the Fund.

5.1. The Fund shall make available to the Distributor, at the Fund's expense, such number of copies of its Prospectus, quarterly reports and annual financial statements as the Distributor shall reasonably request.

5.2. The Fund will qualify and maintain the qualifications, at the Fund's expense, of an appropriate number of its shares for sale under the securities laws of such state as selected by the Fund.

6. Duties of the Distributor.

6.1. The Distributor shall devote reasonable time and effort to effect sales of shares of the Fund, but shall not be obligated to sell any specific number of shares. The Distributor will qualify and maintain the qualifications, at the Distributor's expense, of its registration as a broker-dealer in such states where shares of the Fund are qualified for sale.

The services of the Distributor to the Fund hereunder are not to be deemed exclusive and nothing contained herein shall prevent the Distributor from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

6.2. In selling the shares of the Fund, the Distributor shall use all reasonable efforts to conform in all respects with the requirements of all federal and state laws relating to the sale of such securities. Neither the Distributor nor any other person is authorized by the Fund to give any information or to make any representations other than those contained in the Registration Statement or related Prospectus or in any sales literature specifically approved in writing by the Fund.

6.3. The Distributor shall adopt and follow procedures, as approved by the officers of the Fund, for the confirmation of sales to investors, the collection of amounts payable by investors on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the National Association of Securities Dealers, Inc. (the "NASD"), as such requirements may from time to time exist.

6.4. The Distributor warrants and represents that it is, and agrees to use all commercially reasonable efforts to remain at all times, a member in good standing of the NASD with authority to act as the Distributor.

7. Allocation of Expenses.

7.1. The Distributor shall bear all expenses incurred by it in connection with its duties and activities under this Agreement, including the costs and expenses of qualifying and maintaining the qualifications of its registration as a broker-dealer in such states where shares of the Fund are qualified for sale, preparing, printing and distributing any sales literature, advertising and other materials which it creates for its use as Distributor.

7.2. Except as provided in subsection 7.1 hereof, nothing contained in this Agreement shall be deemed or construed to impose upon the Distributor any obligation to incur, pay, or reimburse the Fund for any other costs and expenses.

7.3. The Fund shall bear the following costs and expenses related to the continuous offering of its shares, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of any required registration statements and Prospectuses under the Investment Company Act, the Securities Act, and all amendments and supplements thereto, and preparing and mailing annual and interim reports and proxy materials to shareholders (including but not limited to the expense of setting in type any such registration statements, Prospectuses, annual or interim reports or proxy materials).

7.4. Except as provided in subsection 7.3 hereof, nothing contained in this Agreement shall be deemed or construed to impose upon the Fund any obligation to incur, pay, or reimburse the Distributor for any other costs and expenses.

8. Indemnification.

8.1. The Fund agrees to indemnify, defend and hold harmless the Distributor, its officers, directors, employees, agents, and any person who controls the Distributor, if any, within the meaning of Section 15 of the Securities Act (each, an "Indemnified Distributor Party" and collectively, the "Indemnified Distributor Parties"), from and against any and all claims, demands, actions, liabilities, losses, costs and expenses (including the cost of investigating or defending same, and any reasonable attorneys' fees and expenses incurred in connection therewith) (collectively, "Liabilities") which the Indemnified Distributor Parties may incur which arise out of or are based upon (a) any untrue statement of a material fact contained in the Registration Statement, Prospectus or annual or interim report or (b) any omission to state a material fact required to be stated in any thereof or necessary to make the statements in any thereof not misleading, except insofar as such Liabilities arise out of or are based upon any such untrue statement or omission or untrue statement or omission made in reliance upon and in conformity with information furnished to the Fund in writing in connection therewith by or on behalf of the Distributor; provided, however, that the indemnity agreement in this Section 8.1 shall not inure to the benefit of any Indemnified Distributor Party unless (i) a court of competent jurisdiction shall have determined, in a final unappealable decision on the merits, that such Indemnified Distributor Party was not liable, by reason of willful misfeasance, bad faith, or gross negligence in the performance of its or his duties, or by reason of its or his reckless disregard of its or his obligations under this Agreement (collectively, "disabling conduct"), or (ii) in the absence of such a judicial decision, a reasonable determination, based upon a review of the facts, that the indemnified person was not liable by reason of disabling conduct, evidenced by either (A) the vote of a majority of trustees who are neither "interested persons" of the Fund as defined in Section 2(a) (19) of the Securities Act nor parties to the proceeding or matter in question, or
(B) the written opinion of independent legal counsel. The Fund's indemnification obligation as aforesaid is expressly conditioned upon the Fund's being promptly notified, by letter or telegram addressed to the Fund at its principal business office, of any Liability of or against any Indemnified Distributor Person. The Fund agrees promptly to notify the Distributor of the commencement of any litigation or proceeding against the Fund or any Indemnified Fund Parties (as defined below) in connection with the issue and sale of any Fund shares.

8.2. The Distributor agrees to indemnify, defend and hold harmless the Fund, its officers, directors, employees, agents and any person who controls the Fund, if any, within the meaning of Section 15 of the Securities Act (each, an "Indemnified Fund Party" and collectively, the "Indemnified Fund Parties"), from and against any and all Liabilities which the Indemnified Fund Parties may incur which arise out of or are based upon (a) any untrue statement of a material fact contained in information furnished to the Fund in writing by or on behalf of the Distributor for use in the Registration Statement or Prospectus or any omission to state a material fact in connection with such information required to be stated in the Registration Statement, Prospectus or annual or interim report or necessary to make such information not misleading; or (b) any acts or omissions by the Indemnified Distributor Parties in connection with the performance of the Distributor's obligations hereunder. The Distributor's indemnification agreement as aforesaid is expressly conditioned upon the Distributor's being promptly notified, by letter or telegram addressed to the Distributor at its principal business office, of any Liability of or against any Indemnified Distributor Party.

9. Duration and Termination of the Agreement.

9.1. This Agreement shall become effective as of the date first written above and shall remain in force from year to year thereafter, but only so long as such continuance is specifically approved at least annually by (i) the Fund's Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) by the vote of a majority of those Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting or meetings called for the purpose of voting on such approval.

9.2. This Agreement may be terminated at any time, without the payment of any penalty, by the Fund's Board of Trustees or by vote of a vote of a majority of the outstanding voting securities of the Fund, or by the Distributor, on sixty days written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

10. Definition of Certain Terms. The terms "vote of a majority of the outstanding voting securities," "assignment," "affiliated person," and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the rules and regulations of the Commission thereunder.

11. Amendments of This Agreement. This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Fund's Board of Trustees or by the vote of a majority of outstanding voting securities of the Fund and (ii) by the vote of a majority of those trustees of the Fund who are not interested persons of either party to this Agreement, cast in person at a meeting or meetings called for the purpose of voting on such approval.

12. Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York, and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act or the rules and regulations thereunder, the latter shall control.

The parties hereto have executed this Agreement as of the day and year first above written.

THIRD AVENUE TRUST, for the Third Avenue
Small-Cap Value Fund series

By:
Name: Martin J. Whitman
Title: President


M. J. WHITMAN, INC

By:
Name: David Barse
Title: President